Aflac Incorporated 2020 Form 11-K

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Plan Participants and Plan Administrator
Aflac Incorporated 401(k) Savings and Profit Sharing Plan:

We consent to the incorporation by reference in the registration statement (No. 333-158969) on Form S-8 of our report dated June 28, 2021, with respect to the financial statements and supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) of the Aflac Incorporated 401(k) Savings and Profit Sharing Plan.

/s/ KPMG LLP
Atlanta, Georgia
June 28, 2021